As filed with the U.S. Securities and
Exchange Commission on April 30, 2018
Registration No. 811-2481

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[ X ]

Amendment No. 43	[ X ]

CAPITAL CASH MANAGEMENT TRUST
(Exact Name of Registrant as Specified in Charter)

120 West 45th Street, Suite 3600
New York, New York 10036
(Address of Principal Executive Offices)

(212) 697-6666
(Registrant's Telephone Number)
Diana P. Herrmann
Aquila Investment Management LLC
120 West 45th Street, Suite 3600
New York, New York 10036
(Name and Address of Agent for Service)

Copy to:
Roger P. Joseph, Esq.
Morgan, Lewis & Bockius LLP
One Federal Street
Boston, Massachusetts 02110

The Trust has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.

Part A
Capital Cash Management Trust
120 West 45th Street, Suite 3600
New York, New York 10036
212-697-6666
The investment objectives and policies and general method of operations of Capital Cash Management Trust (the "Cash Fund") have been those of a "money-market fund" since its inception. Since December 2, 2003 however, the Cash Fund has had only nominal assets, has conducted no operations and has not offered its shares to the public. When it resumes operations, the Cash Fund may choose to invest in other types of securities and if so the fundamental and management policies set forth herein will be changed by appropriate action of the Board of Trustees and shareholders and will be reflected in an appropriate amendment to its registration statement.
The following material represents the Cash Fund's responses to the applicable items of Form N-1A if it resumes operations as a money-market fund.  If the Cash Fund resumes operations as a money market fund, it will, prior to resuming operations, change its policies as necessary to comply with Rule 2a-7 under the Investment Company Act of 1940, as amended (the "1940 Act") as then in effect and amend its registration statement to reflect such changes.
Administrator
Aquila Investment Management LLC (the "Administrator")
Purchase and Sale of Cash Fund Shares
You may purchase or redeem shares of the Cash Fund, on any day that the New York Stock Exchange and the Cash Fund's Custodian are open, through registered brokers or directly by mail or wire transfer with the Cash Fund. The minimum initial investment is $1,000; subsequent investments may be in any amount.
Tax Information
The Cash Fund's distributions will be taxable to you as ordinary income.
The Cash Fund: Objective, Investment Strategies, Main Risks; Disclosure of Portfolio Holdings
What is the Cash Fund's objective?
The objective of the Cash Fund is to achieve a high level of current income, stability and liquidity for investors' cash assets by investing in a diversified portfolio of short-term "money-market" securities meeting specific quality standards.
What are the Cash Fund's investment strategies?
The Cash Fund seeks to attain this objective by investing in short-term money-market securities denominated in U.S. dollars that are of high quality and present minimal credit risks.
Under the current management policies, the Cash Fund invests only in the following types of obligations:
(1) Obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.
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(2) Bank obligations and instruments secured by them. ("Banks" include commercial banks, savings banks and savings and loan associations and include foreign banks and foreign branches of United States banks.)
(3) Short-term corporate debt known as "commercial paper."
(4) Corporate debt obligations (for example, bonds and debentures).  Debentures are a form of unsecured corporate debt.
(5) Variable amount master demand notes which are repayable on not more than 30 days' notice.
(6) Repurchase agreements.
If the Cash Fund resumes operations as a money market fund, it will invest in accordance with the credit quality, maturity, liquidity, diversification and other requirements applicable to money market funds under Rule 2a-7 under the 1940 Act.
The Cash Fund may change any of its management policies without shareholder approval.
What are the main risks of investing in the Cash Fund?
Following is a summary of principal risks of investing in the Cash Fund, if the Cash Fund resumes operations as a money market fund:
You could lose money by investing in the Cash Fund.  Because the share price of the Cash Fund will fluctuate, when you sell your shares they may be more or less than when you originally paid for them.  The Cash Fund may impose a fee upon sale of your shares or may temporarily suspend your ability to sell shares if the Cash Fund's liquidity falls below required minimums because of market conditions or other factors.  An investment in the Cash Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  The Cash Fund's sponsor has no legal obligation to provide financial support to the Cash Fund, and you should not expect that the sponsor will provide financial support to the Cash Fund at any time.
Because variable amount master demand notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them.  Variable amount master demand notes repayable in more than seven days are securities which are not readily marketable, and fall within the Cash Fund's overall 5% limitation on securities which are illiquid.  These notes are also subject to credit risk.
Repurchase agreements involve some risk to the Cash Fund if the other party does not fulfill its obligations under the agreement.
The value of money-market instruments tends to fall if prevailing interest rates rise.
Corporate bonds and debentures are subject to interest rate and credit risks.
Interest rate risk relates to fluctuations in market value arising from changes in interest rates.  If interest rates rise, the value of debt securities will normally decline.  All fixed-rate debt securities, even the most highly rated, are subject to interest rate risk.
Credit risk relates to the ability of the particular issuers of the obligations the Cash Fund owns to make periodic interest payments as scheduled and ultimately repay principal at maturity.
Investments in foreign banks and foreign branches of United States banks involve certain risks.  Foreign banks and foreign branches of domestic banks may not be subject to regulations that meet U.S. standards.  Investments in foreign banks and foreign branches of domestic banks may also be subject to other risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, the seizure or nationalization of foreign deposits and the establishment of exchange controls or other restrictions.
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A description of the Cash Fund's policies and procedures with respect to the disclosure of the Cash Fund's securities is available in the Cash Fund's Statement of Additional Information.
Management of the Cash Fund
How is the Cash Fund managed?
Aquila Investment Management LLC, 120 West 45th Street, Suite 3600, New York, NY  10036, the Administrator, is responsible for administrative services, including providing for the maintenance of the headquarters of the Cash Fund, overseeing relationships between the Cash Fund and the service providers to the Cash Fund, either keeping the accounting records of the Cash Fund or, at its expense and responsibility, delegating such duties in whole or in part to a company satisfactory to the Cash Fund, maintaining the Cash Fund's books and records and providing other administrative services. The Advisory Agreement with the Cash Fund's former adviser was terminated on September 22, 2004 because it was no longer needed as the Cash Fund is inactive.
Information About the Administrator
The Cash Fund's Administrator is a wholly-owned subsidiary of Aquila Management Corporation ("AMC"), founder and sponsor of each fund in the Aquila Group of Funds.  As of March 31, 2018, the Aquila Group of Funds consisted of seven tax-free municipal bond funds, a high income corporate bond fund and an equity fund, with aggregate assets of approximately $3.5 billion.  AMC's address is the same as that of the Administrator.  AMC was founded in 1984 and is principally owned by Diana P. Herrmann and members of her family.  Ms. Herrmann is Chair, a Trustee and President of the Cash Fund and Vice Chair and Chief Executive Officer of AMC.
Under the Administration Agreement, the Cash Fund would pay the Administrator a fee monthly and computed on the net asset value of the Cash Fund as of the close of business each business day at the annual rate of 0.35 of 1% of such net asset value.  Since the Cash Fund ceased operations, all such fees have been waived.  In addition, the Administrator has reimbursed all of the Cash Fund's expenses.
Net Asset Value per Share
The Cash Fund's net asset value per share is determined as of 4:00 p.m. New York time on each day that the New York Stock Exchange and the Custodian are open (a "Business Day") by dividing the value of the net assets of the Cash Fund (i.e., the value of the assets less liabilities) by the total number of shares outstanding at that time.  Fixed income securities generally are valued on the basis of market valuations furnished by a pricing service.  Any securities for which market quotations are not readily available or are deemed unreliable are valued at their fair value as determined in good faith under procedures subject to the general supervision and responsibility of the Cash Fund's Board of Trustees.  In determining whether market quotations are reliable and readily available, the Administrator monitors information it routinely receives for significant events it believes will affect market prices of portfolio instruments held by the Cash Fund.  Significant events may affect a particular security or may affect a securities market (for example, a natural disaster that causes a market to close).  If the Administrator is aware of a significant event that has occurred after the close of the market where a portfolio instrument is primarily traded, but before the close of the New York Stock Exchange, that the Administrator believes has affected or is likely to affect the price of the instrument, the Valuation Committee will use its best judgment to determine a fair value for that portfolio instrument under procedures adopted by the Board of Trustees.
The New York Stock Exchange annually announces the days on which it will not be open. The most recent announcement indicates that it will not be open on the following days: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, the New York Stock Exchange may close on other days not included in that announcement.
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How to Invest in the Cash Fund
The following is for information only; shares are not currently being offered for sale to the public. The Cash Fund has no shareholder servicing agent; the address, phone numbers and procedures described below are for information only.
Purchases
Opening an Account
To open a new Original Shares account (no Original Shares are currently being offered or sold), you must send a properly completed New Account Application to BNY Mellon  Investment Servicing (US) Inc. (the "Agent" or "BNY Mellon").  The Cash Fund will not honor redemption of shares purchased by wire payment until a properly completed New Account Application has been received by the Agent.  The minimum initial investment is $1,000.  Subsequent investments may be in any amount.
Original Shares are offered solely to (1) financial institutions, for their own account or acting for investors in a fiduciary, agency, investment advisory or custodial capacity; (2) persons entitled to exchange into Original Shares under the Cash Fund's exchange privilege; (3) shareholders of record on November 1, 1999, the date on which the Cash Fund first offered two classes of shares; (4) Trustees and officers of funds in the Aquila Group of Funds; (5) officers and employees of the Adviser, Administrator and Distributor; and (6) members of entities, including membership organizations and associations of common interest, which render assistance in servicing of shareholder accounts or in consulting or otherwise cooperating as to their members or others in their area of interest and which have entered into agreements with the Distributor under the Cash Fund's Distribution Plan. As noted above, Original Shares are not currently being offered or sold.  The Cash Fund no longer offers Service Shares.
You can make direct investments in Original Shares in any of these three ways:
1.
By Mail.  You can make payment by check, money order, Federal Reserve draft or other  negotiable bank draft drawn in United States dollars on a United States commercial or savings bank or credit union (each of which is a "Financial Institution") payable to the order of Capital Cash Management and mailed to:

BNY Mellon
Attention: Aquila Group of Funds
4400 Computer Drive
Westborough, MA  01581
2.
By Wire.  Telephone the Agent (toll-free) at 800-437-1000 (individual shareholders) or 877-953-6932 (broker/dealers) to advise us that you would like to purchase shares of the Cash Fund by wire transfer.  We will provide appropriate instructions at that time. Your bank may impose a charge for wiring funds.

3.	Through Brokers. If you wish, you may invest in the Cash Fund by purchasing shares through registered broker/dealers.
The Cash Fund imposes no sales or service charge, although broker/dealers may make reasonable charges to their customers for their services.  The services to be provided and the fees therefor are established by each broker/dealer acting independently; broker/dealers may establish, as to accounts serviced by them, higher initial or subsequent investment requirements than those required by the Cash Fund. Broker/dealers are responsible for prompt transmission of orders placed through them.
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Opening An Account	Adding to an Account
• Make out a check for the investment amount payable to Capital Cash Management Trust.

• Complete a New Account Application, which is available with the Prospectus or upon request, indicating the features you wish to authorize.

• Send your check and completed New Account Application to your dealer or to the Cash Fund's Agent, BNY Mellon, or

• Wire funds as described above.

• Make out a check for the investment amount payable to Capital Cash Management Trust.

• Fill out the pre-printed stub attached to the Cash Fund's confirmations or supply the name(s) of account owner(s), the account number and the name of the Cash Fund.

• Send your check and account information to your dealer or to the Cash Fund's Agent, BNY Mellon, or

• Wire funds as described above.

Be sure to supply the name(s) of account owner(s), the account number and the name of the Cash Fund.

Can I transfer funds electronically?
You can have funds transferred electronically, in amounts of $50 or more, from your Financial Institution if it is a member of the Automated Clearing House. You may make investments through two electronic transfer features, "Automatic Investment" and "Telephone Investment."
•	Automatic Investment: You can authorize a pre-determined amount to be regularly transferred from your account.
•	Telephone Investment: You can make single investments of up to $200,000 by telephone instructions to the Agent.
Before you can transfer funds electronically, the Cash Fund's Agent must have your completed New Account Application authorizing these features.  Or if you initially decide not to choose these conveniences and then later wish to do so, you must complete a Ready Access Features Form which is available from the Distributor or Agent, or if your account is set up so that your broker or dealer makes these sorts of changes, ask your broker or dealer to make them.  The Cash Fund may modify or terminate these investment methods or charge a service fee, upon 30 days' written notice to shareholders.
When are shares issued and dividends declared on them?
The Cash Fund issues shares two ways.
First Method - ordinary investments. You will be paid dividends starting on the day (whether or not a Business Day) after the first Business Day on which your purchase order has been received in proper form and funds have become available for investment. You will be paid a dividend on the day on which your shares are redeemed.
When will my order become effective under the First Method?
The Cash Fund must have payment for your purchase available for investment before 4:00 p.m. New York time on a Business Day for your order to be effective on that Business Day. Your order is effective and you will receive the next determined net asset value per share depending on the method of payment you choose, as follows:
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Payment Method.	When will an order received before 4:00 p.m. on a Business Day be deemed effective?	When will an order received after 4:00 p.m. on a Business Day be deemed effective?

By wire in Federal Funds or Federal Reserve Draft	That day.	Next Business Day.

By wire not in Federal Funds	4:00 p.m. on the Business Day converted to Federal Funds (normally the next Business Day).	4:00 p.m. on the Business Day converted to Federal Funds (normally the next Business Day).

By Check	4:00 p.m. on the Business Day converted to Federal Funds (normally two Business Days for checks on banks in the Federal Reserve System, longer for other banks).	4:00 p.m. on the Business Day converted to Federal Funds (normally two Business Days for checks on banks in the Federal Reserve System, longer for other banks).

Automatic Investment	The day you specify; if it is not a Business Day, on the next Business Day.

Telephone Investment	That day.	Next Business Day.

All checks are accepted subject to collection at full face value in United States funds and must be drawn in United States dollars on a United States bank; if not, shares will not be issued.  (The Agent will convert wires and checks to Federal Funds as your agent.)
Second Method- For broker/dealers or banks which have requested that this method be used, to which request the Cash Fund has consented.  You will be paid dividends starting on the day on which your purchase order has been received in proper form and funds have become available for investment.  You will not be paid a dividend on the day on which your shares are redeemed.
When will my order be effective under the Second Method?
Your purchase order is effective and your funds are deemed available for investment on that day if
(i) You advise the Agent before 1:00 p.m. New York time on a Business Day of a dollar amount to be invested in the Cash Fund; and
(ii) Your payment in Federal Funds is received by wire on that day.
The second investment method is available to prospective investors in shares of the Cash Fund who wish to use it so that the dividends on their shares will commence to be declared on the day the purchase order is effective. Upon written or phone request the Cash Fund will advise you as to the broker/dealers or banks through which such purchases may be made.
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The Agent will maintain records as to which of your shares were purchased under each of the two investment methods set forth above. If you make a redemption request and have purchased shares under both methods, the Agent will, unless you request otherwise, redeem those shares first purchased, regardless of the method under which they were purchased.
Under each method, shares are issued at the net asset value per share next determined after the purchase order is received in proper form.  Under each method, the New Account Application must be properly completed and have been received and accepted by the Agent; the Cash Fund or the Distributor may also reject any purchase order.  Under each method, Federal Funds (see above) must either be available to the Cash Fund or the payment thereof must be guaranteed to the Cash Fund so that the Cash Fund can be as fully invested as practicable.
Redeeming Your Investment
You may redeem some or all of your shares by a request to the Agent.  Shares will be redeemed at the next net asset value determined after your request has been received in proper form.
There is no minimum period for investment in the Cash Fund, except for shares recently purchased by check or by Automatic or Telephone Investment as discussed below.
A redemption may result in a tax liability for you.
How can I redeem my investment?

By mail, send instructions to:	By telephone, call:	By FAX, send instructions to:

BNY Mellon Attn: Aquila Group of Funds 4400 Computer Drive Westborough, MA 01581	800-437-1000 toll free	508-599-1838

For liquidity and convenience, the Cash Fund offers expedited redemption.
Expedited Redemption Methods
You may request expedited redemption in two ways:
1. By Telephone. The Agent will take instructions from anyone by telephone to redeem shares and make payments:
a) to a Financial Institution account you have previously specified; or
b) by check in the amount of $50,000 or less, mailed to the name and address on the account from which you are redeeming, provided that neither the name nor the address has changed during the prior 30 days.  You may only redeem by check via telephone request once in any seven-day period.
Telephoning the Agent
Whenever you telephone the Agent, please be prepared to supply:
▪	account name(s) and number
▪	name of the caller
▪	the social security number registered to the account
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▪	personal identification
Note:  Check the accuracy of your confirmation statements immediately upon receipt.  The Cash Fund, the Agent, and the Distributor are not responsible for losses resulting from unauthorized telephone transactions if the Agent follows reasonable procedures designed to verify a caller's identity.  The Agent may record calls.
2. By FAX or Mail.  You may request redemption payments to a predesignated Financial Institution account by a letter of instruction sent to the Agent, BNY Mellon, by FAX at 508-599-1838 or by mail to 4400 Computer Drive, Westborough, MA  01581. The letter, signed by the registered shareholder(s), must indicate:
▪	account name(s),
▪	account number,
▪	amount to be redeemed,
▪	any payment directions.
To have redemption proceeds sent directly to a Financial Institution account, you must complete the Expedited Redemption section of the New Account Application or a Ready Access Features Form.  You will be required to provide (1) details about your Financial Institution account, (2) signature guarantees and (3) possible additional documentation.
The name(s) of the shareholder(s) on the Financial Institution account must be identical to the name(s) on the Cash Fund's records of your account.
You may change your designated Financial Institution account at any time by completing and returning a revised Ready Access Features Form.
Regular Redemption Method
You must use the Regular Redemption Method if you have not chosen Expedited Redemption. To redeem by this method, send a letter of instruction to the Trust's Agent, which includes:
•	account name(s);
•	account number;
•	dollar amount or number of shares to be redeemed or a statement that all shares held in the account are to be redeemed;
•	payment instructions (we normally mail redemption proceeds to your address as registered with the Trust); and
•	signature(s) of the registered shareholder(s).
We may require additional documentation for certain types of shareholders, such as corporations, partnerships, trustees or executors, or if redemption is requested by someone other than the shareholder of record.
Signature Guarantees.  If sufficient documentation is on file, we do not require a signature guarantee for redemptions of shares up to $50,000, payable to the record holder, and sent to the address of record. In all other cases, signatures must be guaranteed.
Your signature may be guaranteed by any:
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•	member of a national securities exchange;
•	U.S. bank or trust company;
•	state-chartered savings bank;
•	federally chartered savings and loan association;
•	foreign bank having a U.S. correspondent bank; or
•	participant in the Securities Transfer Association Medallion Program ("STAMP"), the Stock Exchanges Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP").
A notary public is not an acceptable signature guarantor.
Certificate Shares
The Cash Fund no longer issues share certificates.
When will I receive the proceeds of my redemption?
Redemption proceeds are normally sent as shown below, to your address of record, on the next business day following receipt of your redemption request in proper form, but in any event within seven days, regardless of the method used to make such payment (e.g., check, wire or electronic transfer (Automated Clearing House).

Redemption	Method of Payment	Charges

Under $1,000.	Check.	None.
$1,000 or more.	Check, or wired or transferred through the Automated Clearing House to your Financial Institution account, if you so requested on your New Account Application or Ready Access Features Form.	None.
Through a broker/dealer.	Check or wire, to your broker/dealer.	None. However, your broker/dealer may charge a fee.

Redemption proceeds on shares issued under the second method will be wired in Federal funds on the date of redemption, if practicable, or as soon thereafter as practicable, irrespective of amount.  Redemption requests as to such shares may be made by telephone.
Although the Cash Fund does not currently intend to, it can charge up to $5.00 per wire redemption, after written notice to shareholders who have elected this redemption procedure. Upon 30 days' written notice to shareholders, the Cash Fund may modify or terminate the use of the Automated Clearing House to make redemption payments at any time or charge a service fee, although no such fee is presently contemplated.  If any such changes are made, the Prospectus will be supplemented to reflect them.
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The Cash Fund may delay payment for redemption of shares recently purchased by check (including certified, cashier's or official bank check), for Automatic Investment or Telephone Investment up to 10 business days after purchase; however, payment for redemption will not be delayed after (i) the check or transfer of funds has been honored, or (ii) the Agent receives satisfactory assurance that the check or transfer of funds will be honored. Possible delays can be eliminated by paying for purchased shares with wired funds or Federal Reserve drafts.
The Cash Fund has the right to postpone payment or suspend redemption rights during certain periods. These periods may occur (i) when the New York Stock Exchange is closed for other than weekends and holidays, (ii) when the Securities and Exchange Commission (the "SEC") restricts trading on the Exchange, (iii) when the SEC determines that an emergency exists which causes disposal of, or determination of the value of, the portfolio securities to be unreasonable or impracticable, and (iv) during such other periods as the SEC may permit.
Under normal circumstances, the Cash Fund expects to meet redemptions by using cash or cash equivalents in its portfolio and/or selling assets to generate cash.  Under stressed or abnormal market conditions or circumstances, including circumstances adversely affecting the liquidity of the Cash Fund's investments, the Cash Fund may be more likely to be forced to sell portfolio assets to meet redemptions than under normal market circumstances.  Under such circumstances, the Cash Fund could be forced to liquidate assets at inopportune times or at a loss or depressed value.  The Cash Fund also may pay redemption proceeds using cash obtained through borrowing arrangements that may be available from time to time.
The Cash Fund can redeem your shares if their value totals less than $500 as a result of redemptions or failure to meet and maintain the minimum investment level under an Automatic Investment Program. Before such a redemption is made, we will send you a notice giving you 60 days to make additional investments to bring your account up to the minimum.
Redemption proceeds may be paid in whole or in part "in kind," that is by distribution of the Cash Fund's portfolio securities. The Cash Fund may redeem in kind if, for example, the Cash Fund reasonably believes that a cash redemption may have a substantial impact on the Cash Fund and its remaining shareholders.  You may pay transaction costs to dispose of securities received in an in kind redemption and you may receive less for the securities than the price at which they were valued for purposes of the redemption.
During periods of deteriorating or stressed market conditions, or during extraordinary or emergency circumstances, the Cash Fund may be more likely to pay redemption proceeds with cash obtained through short-term borrowing arrangements (if available) or by giving you securities.
Is there an Automatic Withdrawal Plan?
An Automatic Withdrawal Plan allows you to arrange to receive a monthly or quarterly check in a stated amount, not less than $50.
Liquidity Fees and Redemption Gates
If the Cash Fund resumes operations as a money market fund, it will amend its registration statement to add disclosure regarding the effects that the potential imposition of liquidity fees and/or redemption gates, including the Board of Trustees' discretionary powers regarding the imposition of fees and gates, may have on a shareholder's ability to redeem shares of the Cash Fund.
Distribution Arrangements
Confirmations
A statement will be mailed to you confirming each purchase of shares in the Cash Fund.  Accounts are rounded to the nearest 1/1000th of a share.
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The Cash Fund and the Distributor may reject any order for the purchase of shares. In addition, the offering of shares may be suspended at any time and resumed at any time thereafter.
Dividends
The Cash Fund will declare all of its net income for dividend purposes daily as dividends. If you redeem all of your shares, you will be credited on the redemption payment date with the amount of all dividends declared for the month through the date of redemption, or through the day preceding the date of redemption in the case of shares issued under the "second" method.
You will receive monthly a summary of your account, including information as to dividends paid during the month and the shares credited to your account through reinvestment of dividends.
Dividends paid by the Cash Fund with respect to Original Shares and any other class of shares of the Cash Fund outstanding at the time will be calculated in the same manner, at the same time, on the same day, and will be in the same amount except that any class expenses (including any payments made by Service Shares under the Distribution Plan or the Shareholder Services Plan for Service Shares) will be borne exclusively by that class. Dividends on Original Shares are expected generally to be higher than those on Service Shares because expenses allocated to Service Shares will generally be higher.
Dividends will be taxable to you as ordinary income, even though reinvested. Statements as to the tax status of your dividends will be mailed annually.
It is possible but unlikely that the Cash Fund may have realized long-term capital gains or losses in a year.
Dividends of the Cash Fund will automatically be reinvested in full and fractional shares of the same class at net asset value unless you elect otherwise.
You may choose to have all or any part of the payments for dividends or distributions paid in cash. You can elect to have the cash portion of your dividends and distributions deposited, without charge, by electronic funds transfers into your account at a financial institution, if it is a member of the Automated Clearing House.
You can make any of these elections on the New Account Application, by a Ready Access Features Form or by a letter to the Agent. Your election to receive some or all of your dividends and distributions in cash will be effective as of the next payment of dividends after it has been received in proper form by the Agent. It will continue in effect until the Agent receives written notification of a change.
Whether your dividends are paid in cash or reinvested, you will receive a monthly statement indicating the current status of your account.
If you do not comply with laws requiring you to furnish taxpayer identification numbers and report dividends, the Cash Fund may be required to impose backup withholding upon payment of redemptions and dividends.  The backup withholding rate is currently 24%.
The Cash Fund reserves the right to change the dividend and distribution payment option on your account to "reinvest" if mail sent to the address on your account is returned by the post office as "undeliverable" and you have elected to have your account dividends and/or distributions paid in cash.  In such event, the Cash Fund would then purchase additional shares of the Cash Fund with any dividend or distribution payments that are "undeliverable."  In order to change the option back to "cash," you would need to send the Agent written instructions as described above.
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Part B
CAPITAL CASH MANAGEMENT TRUST
120 West 45th Street, Suite 3600
New York, New York 10036
212‑697‑6666
This Part B is called the Statement of Additional Information (the "SAI").
This SAI is not a Prospectus. The SAI should be read in conjunction with Part A of the registration statement of Capital Cash Management Trust (the "Cash Fund").
FINANCIAL STATEMENTS
The financial statements and financial highlights for the Cash Fund for the fiscal year ended December 31, 2017, which are contained in the Annual Report for that fiscal year, filed with the Securities and Exchange Commission on March 9, 2018 (Accession No. 0000093832-18-000004), are hereby incorporated by reference into this SAI.  Those financial statements have been audited by Tait, Weller & Baker LLP, independent registered public accounting firm, whose report thereon is incorporated herein by reference. The Annual Report of the Cash Fund for the fiscal year ended December 31, 2017 can be obtained without charge by calling 800‑437‑1020 toll‑free.  The Annual Report will be delivered with the SAI.
Capital Cash Management Trust
Statement of Additional Information
Cash Fund History
Capital Cash Management Trust (the "Trust") is a Massachusetts business trust.  It is an open-end, non-diversified management investment company formed in 1976.  It operated as a money market fund until December 2, 2003, when it ceased operations.  It has not offered its shares to the public since that date.  The Trust has only one portfolio, Capital Cash Management Trust (the "Cash Fund").
The following represents the Trust's responses to the applicable items of form N-1A if the Cash Fund resumes operations as a money market fund.  If the Cash Fund resumes operations as a money market fund, it will, prior to resuming operations, change its policies as necessary to comply with Rule 2a-7 under the 1940 Act as then in effect and amend its registration statement to reflect such changes.
Investment Strategies and Risks
The investment objective and policies of the Cash Fund are described in the Prospectus, which refers to the investments and investment methods described below.

Additional Information About the Cash Fund's Investments
Under the current management policies, the Cash Fund invests only in the following types of obligations:
(1) U.S. Government Securities: Obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.
(2) Bank Obligations and Instruments Secured by Them: Bank obligations (i) of U.S. regulated banks having total assets of at least $1.5 billion, which may be domestic banks,  foreign branches of such banks or  U.S. subsidiaries of foreign banks; (ii) of any foreign bank having total assets equivalent to at least $1.5 billion; or (iii) that are fully insured as to principal by the Federal Deposit Insurance Corporation. ("Banks" includes commercial banks, savings banks and savings and loan associations.)
(3) Commercial Paper: Short‑term corporate debt.
(4) Corporate Debt Obligations: Debt obligations issued by corporations (for example, bonds and debentures). Debentures are a form of unsecured debt issued by corporations.
 (5) Variable Amount Master Demand Notes: Variable amount master demand notes repayable on not more than 30 days' notice. These notes permit the investment of fluctuating amounts by the Cash Fund at varying rates of interest pursuant to direct arrangements between the Cash Fund, as lender, and the borrower. They permit daily changes in the amounts borrowed. The Cash Fund has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount, and the borrower may prepay up to the full amount of the note without penalty. Variable amount master demand notes may or may not be backed by bank letters of credit.
(6) Certain Other Obligations: Obligations other than those listed in 1 through 5 above only if such other obligations are guaranteed as to principal and interest by either a bank in whose obligations the Cash Fund may invest (see 2 above) or a corporation in whose commercial paper the Cash Fund may invest (see 3 above). If the Cash Fund invests more than 5% of its net assets in such other obligations, the Prospectus will be supplemented to describe them.
(7) Repurchase Agreements: The Cash Fund may purchase securities subject to repurchase agreements with commercial banks and broker‑dealers provided that such securities consist entirely of U.S. Government securities.
(8) When-Issued or Delayed Delivery Securities: The Cash Fund may buy securities on a when-issued or delayed delivery basis. The Cash Fund may not enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Cash Fund's total assets, less liabilities other than the obligations created by when-issued commitments. When-issued securities are subject to market fluctuation and no interest accrues to the Cash Fund until delivery and payment take place; their value at the delivery date may be less than the purchase price.
Further Information About Variable Amount Master Demand Notes
Because variable amount master demand notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them. They are redeemable (and thus repayable by the borrower) at principal amount, plus accrued interest, at any time on not more than thirty days' notice. Except for those notes which are payable at principal amount plus accrued interest within seven days after demand, such notes fall within the SEC's overall 5% limitation on securities with possible limited liquidity. There is no limitation on the type of issuer from which these notes will be purchased; however, all such notes must present minimal credit risk.

Information About Insured Bank Obligations
The Federal Deposit Insurance Corporation ("FDIC") insures the deposits of Federally insured banks and savings institutions (collectively herein, "banks") up to $250,000. The Cash Fund may purchase bank obligations which are fully insured as to principal by the FDIC. To remain fully insured as to principal, these investments must currently be limited to $250,000 per bank; if the principal amount and accrued interest together exceed $250,000 then the excess accrued interest will not be insured. Insured bank obligations may have limited marketability; unless such obligations are payable at principal amount plus accrued interest on demand or within seven days after demand or the Board of Trustees determines that a readily available market exists for such obligations, the Cash Fund will invest in them only within a 5% limit.
U.S. Government Securities
The Cash Fund may invest in U.S Government securities (i.e., obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities), which include securities issued by the U.S. Government, such as Treasury Bills (which mature within one year of the date they are issued) and Treasury Notes and Bonds (which are issued with longer maturities).  All Treasury securities are backed by the full faith and credit of the United States.
The Cash Fund may invest in securities of U.S. government agencies and instrumentalities that issue or guarantee securities. These include, but are not limited to, the Federal Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Housing Administration, Federal National Mortgage Association, Financing Corporation, Government National Mortgage Association, Resolution Funding Corporation, Small Business Administration, Student Loan Marketing Association and the Tennessee Valley Authority.
Securities issued or guaranteed by U.S. government agencies and instrumentalities are not always supported by the full faith and credit of the United States. Some, such as securities issued by the Federal Home Loan Banks, are backed by the right of the agency or instrumentality to borrow from the Treasury. Others, such as securities issued by the Federal National Mortgage Association, are supported only by the credit of the instrumentality and not by the Treasury. If the securities are not backed by the full faith and credit of the United States, the owner of the securities must look principally to the agency issuing the obligation for repayment and may not be able to assert a claim against the United States in the event that the agency or instrumentality does not meet its commitment. The Cash Fund will invest in government securities, including securities of agencies and instrumentalities, only if the Adviser, acting under procedures approved by the Board of Trustees, is satisfied that these obligations present minimal credit risks.
Portfolio Turnover
In general, the Cash Fund will purchase securities with the expectation of holding them to maturity. However, the Cash Fund may to some degree engage in short‑term trading to attempt to take advantage of short‑term market variations. The Cash Fund may also sell securities prior to maturity to meet redemptions or as a result of a revised management evaluation of the issuer. The Cash Fund will have a high portfolio turnover due to the short maturities of the securities held, but this should not affect net asset value or income, as brokerage commissions are not usually paid on the securities in which the Cash Fund invests. (In the usual calculation of portfolio turnover, securities of the type in which the Cash Fund invests are excluded; consequently, the high turnover which the Cash Fund will have is not comparable to the turnover of non‑money‑market investment companies.)

When-Issued and Delayed Delivery Securities
The Cash Fund may purchase securities on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. At the time that the Cash Fund makes a commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction and thereafter reflect the value of such securities each day in determining its net asset value. The Cash Fund will make commitments for such when‑issued transactions only when it has the intention of actually acquiring the securities. The Cash Fund will maintain and mark to market every business day a separate account with portfolio securities in an amount at least equal to such commitments. On delivery dates for such transactions, the Cash Fund will meet its obligations from maturities or sales of the securities held in the separate account and/or from cash flow. If the Cash Fund chooses to dispose of any right to acquire a when‑issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. The Cash Fund may not enter into when‑issued commitments exceeding in the aggregate 15% of the market value of its total assets, less liabilities other than the obligations created by when‑issued commitments.
Cybersecurity Issues
With the increased use of technologies such as the Internet to conduct business, the Cash Fund is susceptible to operational, information security and related risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to, attempts to gain unauthorized access to digital systems (e.g., through "hacking" or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, denying access, or causing other operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make network services unavailable to intended users).  The Cash Fund's service providers regularly experience such attempts, and expect they will continue to do so.  The Cash Fund is unable to predict how any such attempt, if successful, may affect the Cash Fund and its shareholders.  While the Cash Fund's service providers have established business continuity plans in the event of, and risk management systems to prevent, limit or mitigate, such cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified.  Furthermore, the Cash Fund cannot control the cybersecurity plans and systems put in place by service providers to the Cash Fund such as The Bank of New York Mellon, the Cash Fund's Custodian.  In addition, beneficial owners of Cash Fund shares hold them through accounts at broker-dealers, retirement platforms and other financial market participants over which neither the Cash Fund nor the Administrator exercises control.  Each of these may in turn rely on service providers to them, which are also subject to the risk of cyber attacks.  Cybersecurity failures or breaches at the Administrator or the Cash Fund's service providers or intermediaries have the ability to cause disruptions and impact business operations potentially resulting in financial losses, interference with the Cash Fund's ability to calculate its net asset value ("NAV"), impediments to trading, the inability of Cash Fund shareholders to effect share purchases, redemptions or exchanges or receive distributions, loss of or unauthorized access to private shareholder information and violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, or additional compliance costs.  Such costs and losses may not be covered under any insurance.  In addition, maintaining vigilance against cyber attacks may involve substantial costs over time, and system enhancements may themselves be subject to cyber attacks.

Diversification and Certain Industry Requirements
The Cash Fund has a rule under which it cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers of that industry. In applying this rule to commercial paper issued by finance subsidiaries or affiliates of operating companies, if the business of the issuer consists primarily of financing the activities of the related operating company, the Cash Fund considers the industry of the issuer to be that of the related operating company.
Policies of the Cash Fund
Investment Restrictions
The Cash Fund has a number of policies concerning what it can and cannot do. Those policies, which are called "fundamental policies," may not be changed unless the holders of a majority, as defined in the 1940 Act, of the outstanding shares of that Cash Fund vote to change them. Under the 1940 Act, the vote of the holders of a majority of the outstanding shares of the Cash Fund means the vote of the holders of the lesser of (a) 67% or more of the dollar value of the Cash Fund's shares present at a meeting or represented by proxy if the holders of more than 50% of the dollar value of its shares are so present or represented, or (b) more than 50% of the dollar value of its outstanding shares. Those fundamental policies not set forth in the Prospectus are set forth below.
Investment Restrictions of the Cash Fund
The following restrictions on the Cash Fund's investments are fundamental policies and cannot be changed without approval of the shareholders of the Cash Fund.
1. The Cash Fund has diversification and anti‑concentration requirements.
The Cash Fund cannot buy the securities of any issuer if it would then own more than 10% of the total value of all of the issuer's outstanding securities.
The Cash Fund cannot buy the securities (not including U.S. Government Securities) of any issuer if more than 5% of its total assets (valued at market value) would then be invested in securities of that issuer. In addition, Rule 2a-7 limits investments to securities that at the time of acquisition are Eligible Securities (as defined in Rule 2a-7).
As stated above, the Cash Fund cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers in that industry: U.S. Government securities and those domestic bank obligations and instruments of domestic banks which the Cash Fund may purchase are considered as not included in this limit; however, obligations of foreign banks and of foreign branches of domestic banks are considered as included in this limit.
2.	The Cash Fund can make loans only by lending securities or entering into repurchase agreements.
The Cash Fund can buy those debt securities which it is permitted to buy; this is investing, not making a loan. The Cash Fund can lend its portfolio securities on a collateralized basis up to 10% of the value of its total assets and enter into repurchase agreements. While the Cash Fund can lend up to 10% of its portfolio, it does not currently foresee lending more than 5% of its portfolio. The Cash Fund will not purchase any securities subject to a repurchase agreement if thereafter more than 10% of its total assets would be invested in such securities subject to repurchase agreements calling for delivery in more than seven days. The Cash Fund may be considered as the beneficial owner of the loaned securities in that any gain or loss in their market price during the loan inures to the Cash Fund and its shareholders; thus, when the loan is terminated, the value of the securities may be more or less than their value at the beginning of the loan.

3.	The Cash Fund can borrow only in limited amounts for special purposes.
The Cash Fund can borrow from banks for temporary or emergency purposes but only up to 10% of its total assets. It can mortgage or pledge its assets only in connection with such borrowing and in amounts not in excess of 15% of its assets at the time of such borrowing. Interest on borrowings would reduce the Cash Fund's income.
Except in connection with borrowings, the Cash Fund will not issue senior securities.
4.	The Cash Fund invests only in certain limited securities.
Since the Cash Fund cannot buy any securities other than those listed under "The Cash Fund: Objective, Investment Strategies and Main Risks" in the Prospectus or under "Investment Strategies and Risks" in the SAI, the Cash Fund cannot buy any voting securities, any commodities or commodity contracts, any mineral related programs or leases, any shares of other investment companies or any warrants, puts, calls or combinations thereof.
The Cash Fund cannot purchase or hold the securities of any issuer if, to its knowledge, any Trustee, Director or officer of the Cash Fund or its Adviser individually owns beneficially more than 0.5% of the securities of that issuer and all such Trustees, Directors and officers together own in the aggregate more than 5% of such securities.
The Cash Fund cannot buy or sell real estate; however the Cash Fund may purchase marketable securities issued by companies, including real estate investment trusts, which invest in real estate or interests therein.
5.	Almost all of the Cash Fund's assets must be in established companies.
Only 5% of the Cash Fund's total assets may be invested in issuers less than three years old, that is, which have not been in continuous operation for at least three years.  This includes the operations of predecessor companies.
6.	The Cash Fund does not buy for control.
The Cash Fund cannot invest for the purpose of exercising control or management of other companies.
7.	The Cash Fund does not sell securities it doesn't own or borrow from brokers to buy securities.
Thus, it cannot sell short or buy on margin.
8.	The Cash Fund is not an underwriter.
The Cash Fund cannot invest in securities for which there are legal or contractual restrictions on resale or underwrite securities of other issuers except insofar as the Cash Fund may technically be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities.
Management of the Cash Fund
The Board of Trustees
The business and affairs of the Cash Fund are managed under the direction and control of its Board of Trustees.  The Board of Trustees has authority over every aspect of the Cash Fund's operations, including the contracts with all other service providers.

The Cash Fund has an Audit Committee, consisting of all of the Trustees who are "independent" and are not "interested persons" of the Cash Fund. The Committee recommends to the Board of Trustees what independent registered public accounting firm will be selected by the Board of Trustees, reviews the methods, scope and result of audits and the fees charged, and reviews the adequacy of the Cash Fund's internal accounting procedures and controls.  The Audit Committee held one meeting during the last fiscal year.
The Cash Fund has a Nominating Committee, consisting of all of the non-interested Trustees.  The Nominating Committee held one meeting during the last fiscal year.  The committee will consider nominees recommended by the shareholders, who may send recommendations to the committee in care of the Administrator at 120 West 45th Street, Suite 3600, New York, NY  10036.
The Board seeks continuously to be alert to potential risks regarding the Cash Fund's business and operations as an integral part of its responsibility for oversight of the Cash Fund.
The Cash Fund faces a number of risks, such as investment risk, counterparty risk, valuation risk, reputational risk, cybersecurity risk, risk of operational failure or lack of business continuity, and legal, compliance and regulatory risk. The goal of risk management is to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, shareholder services, investment performance or reputation of the Cash Fund. Under the overall oversight of the Board, the Cash Fund, or the Administrator, or other service providers to the Cash Fund, employ a variety of processes, procedures and controls in an effort to identify, address and mitigate risks.  Operational or other failures, including cybersecurity failures, at any one or more of the Trust's service providers, could have a material adverse effect on the Cash Fund and its shareholders.
The Board addresses risk management as a regular part of its oversight  responsibilities through contact with the Chief Compliance Officer and other key management personnel, and through policies and procedures in place for regulation of the Cash Fund's activities and conduct.
In addition, a Risk Identification Group meets and reports to the Board as to significant risks and compliance matters.  Issues raised are considered by the Board as it deems appropriate.  Mr. Burlingame and Mr. Partridge are members of that group.
The Board recognizes that not all risks that may affect the Cash Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Cash Fund's goals, that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness, and that some risks are simply beyond the control of the Cash Fund, the Administrator or other service providers. Because most of the Cash Fund's operations are carried out by various service providers, the Board's oversight of the risk management processes of those service providers, including processes to address cybersecurity and other operational failures, is inherently limited (see "Cybersecurity Issues" above). As a result of the foregoing and other factors, the Board's risk management oversight is subject to substantial limitations.
The Board has determined that the foregoing structure is appropriate given the circumstances that the Trust is inactive.  If and when the Trust resumes operations whether as a money-market fund or otherwise, the foregoing structure will be re-evaluated in the light of circumstances at that time.
Trustees and Officers
The following material includes information about each Trustee and officer of the Cash Fund.

Name and Year of Birth(1)	Positions Held with Trust and Length of Service(2)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(3) Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years

Interested Trustee(4)

Diana P. Herrmann New York, NY (1958)	Chair of the Board since 2012 and President since 2004
Chair (since 2016 and previously Vice Chair since 2004) and Chief Executive Officer (since 2004) of Aquila Management Corporation, Founder and Sponsor of the Aquila Group of Funds(5) and parent of Aquila Investment Management LLC, Administrator, President since 1997, Chief Operating Officer, 1997-2008, a Director since 1984, Secretary since 1986 and previously its Executive Vice President, Senior Vice President or Vice President, 1986-1997; Chief Executive Officer (since 2004) and Chair (since 2016 and previously Vice Chair since 2004), President and Manager since 2003, and Chief Operating Officer (2003-2008), of the Administrator; Chair, Vice Chair, President, Executive Vice President and/or Senior Vice President of funds in the Aquila Group of Funds since 1986; Manager of the Distributor since 1997; Governor, Investment Company Institute (the U.S. mutual fund industry trade organization dedicated to protecting shareholder interests and educating the public about investing) for various periods since 2004, and Chair of its Small Funds Committee, 2004-2009; active in charitable and volunteer organizations.
11
Director of ICI Mutual Insurance Company, a Risk Retention Group, for various periods since 2006; formerly Vice Chair and Trustee of Pacific Capital Funds of Cash Assets Trust (three money-market funds in the Aquila Group of Funds) 2004-2012

Non-interested Trustees

John M. Burlingame Miami, FL (1955)	Trustee since 2014	Retired effective October 1, 2017; President, Hyatt Vacation Ownership 2014-2017; Global Head – Residential Development, Hyatt Hotels Corporation 2009-2014, responsible for whole ownership and vacation ownership components of Hyatt branded mixed-use projects and stand-alone projects; Executive Vice President, Hyatt Vacation Ownership (including resort management, homeowner's association management, sales and marketing, development and consumer financing), 1994 – 2009; prior to 1994 involved in all phases of hotel development for Hyatt.	4	American Resort Development Association

Russell K. Okata Honolulu, HI (1944)	Trustee since 2016	Executive Director, Hawaii Government Employees Association AFSCME Local 152, AFL-CIO 1981-2007; International Vice President, American Federation of State, County and Municipal Employees, AFL-CIO 1981-2007; Past Hawaii Democratic Party National Committeeman (2010-2016); member, State of Hawaii Long-term Care Commission; director of various civic and charitable organizations.	5
Hawaii Client Services (part of Hawaii Dental Services Group); formerly Trustee and Chairman, Pacific Capital Funds®; past Chair of the Royal State Group (insurance); formerly Trustee and Chair of Pacific Capital Funds of Cash Assets Trust (three money-market funds in the Aquila Group of Funds) 1993-2012

 (1) The mailing address of each Trustee is c/o Capital Cash Management Trust, 120 West 45th Street, Suite 3600, New York, NY  10036.

(2) Each Trustee holds office until his or her successor is elected or his or her earlier retirement or removal.

(3) Includes certain Aquila-sponsored funds that are dormant and have no public shareholders.

(4) Ms. Herrmann is an "interested person" of the Trust, as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), as an officer of the Trust, as a director, officer and shareholder of the Administrator's corporate parent, as an officer and Manager of the Administrator, and as a Manager of the Distributor.

(5) The "Aquila Group of Funds" includes: Aquila Tax-Free Trust of Arizona, Aquila Tax-Free Fund of Colorado, Hawaiian Tax-Free Trust, Aquila Churchill Tax-Free Fund of Kentucky, Aquila Tax-Free Trust of Oregon, Aquila

Narragansett Tax-Free Income Fund (Rhode Island) and Aquila Tax-Free Fund For Utah, each of which is a tax-free municipal bond fund and are called the "Aquila Municipal Bond Funds"; Aquila Three Peaks Opportunity Growth Fund, which is an equity fund; and Aquila Three Peaks High Income Fund, which is a high-income corporate bond fund.

Name and Year of Birth(1)	Positions Held with Trust and Length of Service(2)	Principal Occupation(s) During Past 5 Years

Officers

Charles E. Childs, III New York, NY (1957)	Executive Vice President since 2008 and Secretary since 2011
Executive Vice President of all funds in the Aquila Group of Funds and the Administrator and the Administrator's parent since 2003; Chief Operating Officer of the Administrator and the Administrator's parent since 2008; Secretary of all funds in the Aquila Group of Funds since 2011; formerly Senior Vice President, corporate development, Vice President, Assistant Vice President and Associate of the Administrator's parent since 1987; Executive Vice President, Senior Vice President, Vice President or Assistant Vice President of the Aquila money-market funds, 1988-2012; Director of the Distributor since 2012.

Randall S. Fillmore New York, NY (1960)	Chief Compliance Officer since 2012
Chief Compliance Officer of all funds in the Aquila Group of Funds, the Administrator and the Distributor since 2012; Managing Director, Fillmore & Associates, 2009-2012; Fund and Adviser Chief Compliance Officer (2002-2009), Senior Vice President - Broker Dealer Compliance (2004-2009), Schwab Funds Anti Money Laundering Officer and Identity Theft Prevention Officer (2004-2009), Vice President - Internal Audit (2000-2002), Charles Schwab Corporation; National Director, Information Systems Risk Management - Consulting Services (1999-2000), National Director, Investment Management Audit and Business Advisory Services (1992-1999), Senior Manager, Manager, Senior and Staff Roles (1983-1992), PricewaterhouseCoopers LLP.

Joseph P. DiMaggio New York, NY (1956)	Chief Financial Officer since 2003 and Treasurer since 2000	Chief Financial Officer of all funds in the Aquila Group of Funds since 2003 and Treasurer since 2000.

(1)  The mailing address of each officer is c/o Capital Cash Management Trust,  120 West 45th Street, Suite 3600, New York, NY  10036.
(2) The term of office of each officer is one year.

The specific experience, qualifications, attributes or skills that led to the conclusion that these persons should serve as Trustees of the Trust at this time in light of the Trust's business and structure, in addition to those listed above, were as follows.

Diana P. Herrmann:
Over 36 years of experience in the financial services industry, 31 of which have been in mutual fund management, most recently as the Chair, Chief Executive Officer, President and Director of Aquila Management Corporation ("Aquila"), Founder and Sponsor of the Aquila Group of Funds and parent of the adviser, manager or administrator of each fund of the Aquila Group of Funds, and previously as the Chief Operating Officer, Executive Vice President, Senior Vice President or Vice President of Aquila.

John M. Burlingame:
Knowledgeable about financial management as an executive of major hotel corporation responsible for all phases of hotel development for Hyatt; knowledgeable about operation and governance of mutual funds as an investment company board member for 11 years.

Russell K. Okata:
Experienced in local government affairs as an executive and as a board member of various union and other organizations as detailed above and mutual fund governance as an investment company board member for 25 years.

Compensation of Trustees
Neither the Cash Fund nor any other fund in the Aquila Group of Funds currently pays fees to Trustees affiliated with the Administrator or to any of the Cash Fund's officers.  During the fiscal year ended December 31, 2017, the Cash Fund did not pay fees to or reimburse expenses of non-interested Trustees.  The following table lists the compensation all non-interested Trustees received during the fiscal year ended December 31, 2017 from other funds in the Aquila Group of Funds.  None of such Trustees has any pension or retirement benefits from the Cash Fund or any of the other funds in the Aquila Group of Funds.

Name	Compensation from the Cash Fund	Compensation from all funds in the Aquila Group of Funds	Number of boards on which the Trustee serves

John M. Burlingame	$0	$47,000	4

Russell K. Okata	$0	$84,500	5

Ownership of Securities
On April 1, 2018, Aquila Investment Management LLC, the Administrator and a wholly-owned subsidiary of the sponsor, Aquila Management Corporation, held of record 1,001 of the Cash Fund's shares, all of them Original Shares and constituting all of the shares then outstanding, and could therefore be deemed to control the Cash Fund.
The Administration Agreement
Under the Administration Agreement with the Cash Fund (the "Administration Agreement"), Aquila Management Corporation as Administrator, at its own expense, provides office space, personnel, facilities and equipment for the performance of its functions thereunder and as is necessary in connection with the maintenance of the headquarters of the Cash Fund and pays all compensation of the Cash Fund's Trustees, officers and employees who are affiliated persons of the Administrator.  The Administration Agreement went into effect with respect to the Cash Fund on November 1, 1993.
Under the Administration Agreement, subject to the control of the Cash Fund's Board of Trustees, the Administrator provides all administrative services to the Cash Fund other than those relating to its investment portfolio and the maintenance of its accounting books and records.  Such administrative services include but are not limited to maintaining books and records (other than accounting books and records) of the Cash Fund, and overseeing all relationships between the Cash Fund and its transfer agent, custodian, legal counsel, auditors and principal underwriter, including the negotiation of agreements in relation thereto, the supervision and coordination of the performance of such agreements, and the overseeing of all administrative matters which are necessary or desirable for effective operation of the Cash Fund and for the sale, servicing or redemption of the Cash Fund's shares.

Under the Administration Agreement, the Cash Fund would pay a fee payable monthly and computed on the net asset value of the Cash Fund at the end of each business day at the annual rate of 0.15 of 1% of such net asset value. The Administrator has agreed that the above fee shall be reduced, but not below zero, by an amount equal to its pro‑rata portion (as described in the Agreement) of the amount, if any, by which the Cash Fund's total expenses in any fiscal year, exclusive of taxes, interest, and brokerage fees, shall exceed the lesser of (i) 1.5% of the first $30 million of the Cash Fund's average annual net assets, plus 1% of the Cash Fund's average annual net assets in excess of $30 million, or (ii) 25% of the Cash Fund's total annual investment income.

In addition to the foregoing expense limitation, the Administration Agreement for the Cash Fund contains provisions under which the Administrator agrees to waive fees and reimburse expenses to the Cash Fund as required so that the total expenses of the Cash Fund in any fiscal year shall not exceed 0.60 of 1% of its average annual net assets. The payment of any fee under the Administration Agreement to the Administrator at the end of any month will be reduced or postponed as may be required by reason of the expense guarantee, subject to readjustment during the year. Any reimbursement of expense to the Cash Fund with respect to a fiscal year will be made during or at the end of that fiscal year, and any reimbursements made during the fiscal year will be subject to readjustment during the year.  The expense guarantee continues from year to year, provided, however, that upon at least six months' written notice to the Cash Fund, the Administrator may cancel its obligation under this expense guarantee.  Upon the expiration of the expense guarantee, any amount then outstanding thereunder shall be paid, and thereupon neither party shall have any further liability to the other thereunder.  The expense guarantees and any outstanding obligations thereunder shall survive the termination of the Administration Agreement.
Administration Fees
During the fiscal years ended December 31, 2017, 2016 and 2015, the Cash Fund incurred no fees under the Administration Agreement.
Transfer Agent, Custodian and Independent Registered Public Accounting Firm
The Cash Fund does not offer shares and has no transfer agent.
The Cash Fund's Custodian is The Bank of New York Mellon, 225 Liberty Street, New York, New York 10286; it receives, holds and delivers the Cash Fund's portfolio securities (including physical securities, book‑entry securities, and securities in depositories) and money, performs related accounting functions and issues reports to the Cash Fund.
The Cash Fund's independent registered public accounting firm, Tait, Weller & Baker LLP, 1818 Market Street, Suite 2400, Philadelphia, Pennsylvania 19103, perform an annual audit of the Cash Fund's financial statements.
Brokerage Allocation and Other Practices
Since December 2, 2003 the Cash Fund has had no portfolio transactions.
The following provisions regarding brokerage allocation and other practices relating to purchases and sales of the Cash Fund's securities will be contained in the Cash Fund's Advisory Agreement when it resumes operations. The Advisory Agreement will provide that in connection with its duties to arrange for the purchase and sale of the Cash Fund's portfolio securities, the Adviser shall select such broker‑dealers ("dealers") as shall, in the Adviser's judgment, implement the policy of the Cash Fund to achieve "best execution," i.e., prompt, efficient and reliable execution of orders at the most favorable net price. The Adviser shall cause the Cash Fund to deal directly with the selling or purchasing principal or market maker without incurring brokerage commissions unless the Adviser determines that better price or execution may be obtained by paying such commissions; the Cash Fund expects that most transactions will be principal transactions at net prices and that the Cash Fund will incur little or no brokerage costs.  The Cash Fund understands that purchases from underwriters include a commission or concession paid by the issuer to the underwriter and that principal transactions placed through dealers include a spread between the bid and asked prices.  In allocating transactions to dealers, the Adviser will be authorized to consider, in determining whether a particular dealer will provide best execution, the dealer's reliability, integrity, financial condition and risk in positioning the securities involved, as well as the difficulty of the transaction in question, and thus need not pay the lowest spread or commission available if the Adviser determines in good faith that the amount of commission is reasonable in relation to the value of the brokerage and research services provided by the dealer, viewed either in terms of the particular transaction or the Adviser's overall responsibilities as to the accounts as to which it exercises investment discretion.  If, on the foregoing basis, the transaction in question could be allocated to two or more dealers, the Adviser will be authorized, in making such allocation, to consider whether a dealer has provided research services, as further discussed below.  Such research may be in written form or through direct contact with individuals and may include quotations on portfolio securities and information on particular issuers and industries, as well as on market, economic or institutional activities.  The Cash Fund recognizes that no dollar value can be placed on such research services or on execution services, that such research services may or may not be useful to the Cash Fund and/or other accounts of the Adviser and that research received by such other accounts may or may not be useful to the Cash Fund.
Limitation of Redemptions in Kind
The Cash Fund has elected to be governed by Rule 18f‑1 under the 1940 Act, pursuant to which the Cash Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1 percent of the net asset value of the Cash Fund during any 90-day period for any one shareholder.  Should redemptions by any shareholder exceed such limitation, the Cash Fund will have the option of redeeming the excess in cash or in kind.  If shares are redeemed in kind, the redeeming shareholder might incur brokerage costs in converting the assets into cash.  The method of valuing securities used to make redemptions in kind will be the same as the method of valuing portfolio securities described under "Net Asset Value Per Share" in Part A, and such valuation will be made as of the same time the redemption price is determined.
Capital Stock
Description of Shares
The Cash Fund has two classes of shares: Original Shares and Service Shares. No Service Shares are outstanding. The Declaration of Trust of the Trust permits the Trustees to issue an unlimited number of full and fractional shares and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Cash Fund. Each share represents an equal proportionate interest in the Cash Fund. Income, direct liabilities and direct operating expenses of each series of shares of the Trust will be allocated directly to such series, and general liabilities and expenses, if any, of the Trust will be allocated in a manner acceptable to the Board of Trustees.  Certain expenses specifically allocable to a particular class will be borne by that class; the expense not so allocated will be allocated among the classes in a manner acceptable to the Board of Trustees and in accordance with any applicable exemptive order or rule of the SEC.  Upon liquidation, shareholders of each class are entitled to share pro-rata (subject to liabilities, if any, allocated specifically to that class) in the net assets available for distribution to shareholders and upon liquidation of the Cash Fund, they are entitled to share proportionately in the assets available to the Cash Fund after appropriate allocation.  If they deem it advisable and in the best interests of shareholders, the Board of Trustees of the Cash Fund may create additional classes of shares (subject to rules and regulations of the Securities and Exchange Commission or by exemptive order) or the Board of Trustees may, at its own discretion, create additional series of shares, each of which may have separate assets and liabilities (in which case any such series will have a designation including the word "Series").  Shares are fully paid and non‑assessable, except as set forth below with respect to potential liability of shareholders of a Massachusetts business Cash Fund; the holders of shares have no pre‑emptive or conversion rights.
Voting Rights
At any meeting of shareholders, shareholders are entitled to one vote for each dollar of net asset value (determined as of the record date for the meeting) represented by the shares held (and proportionate fractional votes for fractional dollar amounts).  Shareholders will vote on the election of Trustees and on other matters submitted to the vote of shareholders.  No amendment may be made to the Declaration of Trust of the Trust without the affirmative vote of the holders of a majority of the outstanding shares of the Cash Fund.  The Cash Fund may be terminated (i) upon the sale of its assets to another issuer, or (ii) upon liquidation and distribution of the assets of the Cash Fund, in either case if such action is approved by the vote of the holders of a majority of the outstanding shares of the Cash Fund.  If not so terminated, the Cash Fund will continue indefinitely. Rule 18f‑2 under the 1940 Act provides that matters submitted to shareholders be approved by a majority of the outstanding voting securities of the Cash Fund. However, the rule exempts the selection of accountants and the election of Trustees from the separate voting requirement.  Classes do not vote separately except that, as to matters exclusively affecting one class (such as the adoption or amendment of class-specific provisions of the Distribution Plan), only shares of that class are entitled to vote.

The Cash Fund has two classes of shares:
Original Shares: Original Shares are offered solely to (1) financial institutions for the investment of funds for their own account or for which they act in a fiduciary, agency, investment advisory or custodial capacity; (2) persons entitled to exchange into such shares under the Cash Fund's exchange privilege; (3) shareholders of record on November 1, 1999, the date on which the Cash Fund first offered two classes of shares; (4) Trustees and officers of funds in the Aquila Group of Funds; (5) officers and employees of the Adviser, Administrator and Distributor and (6) members of entities, including membership organizations and associations of common interest, which render assistance in servicing of shareholder accounts or in consulting or otherwise cooperating as to their members or others in their area of interest and which have entered into agreements with the Distributor under the Cash Fund's Distribution Plan. Original Shares are sold with no sales charge and there is no redemption fee.  Original Shares are not currently being offered or sold.
Service Shares: Service Shares are no longer offered.
The Trust is an entity of the type commonly known as a Massachusetts business trust.  Under Massachusetts law, shareholders of a trust such as the Trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust.  However, for the protection of shareholders, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Cash Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Cash Fund or the Trustees.  The Declaration of Trust provides for indemnification out of the Cash Fund's property of any shareholder held personally liable for the obligations of the Cash Fund.  The Declaration of Trust also provides that the Cash Fund shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Cash Fund and satisfy any judgment thereon.  Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to the relatively remote circumstances in which the Cash Fund itself would be unable to meet its obligations.  If any class is unable to meet the obligations attributable to it (which, in the case of the Cash Fund, is a remote possibility), other classes would be subject to such obligations with a corresponding increase in the risk of the shareholder liability mentioned in the prior sentence.
The Declaration of Trust further indemnifies the Trustees out of the assets of the Cash Fund and provides that they will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Cash Fund protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.
Purchase, Redemption and Pricing of Shares
The net asset value per share of the Cash Fund for purposes of the purchase and redemption of the Cash Fund's shares is determined on such days and at such times as is set forth in Part A of the Cash Fund's registration statement.
Automatic Withdrawal Plan
If you own or purchase shares of the Cash Fund having a net asset value of at least $5,000 you may establish an Automatic Withdrawal Plan under which you will receive a monthly or quarterly check in a stated amount, not less than $50.  Stock certificates will not be issued for shares held under an Automatic Withdrawal Plan.  All dividends must be reinvested.

Shares will be redeemed on the last business day of the month as may be necessary to meet withdrawal payments.  Shares acquired with reinvested dividends will be redeemed first to provide such withdrawal payments and thereafter other shares will be redeemed to the extent necessary, and, depending upon the amount withdrawn, your principal may be depleted.
Redemption of shares for withdrawal purposes may reduce or even liquidate the account. Monthly or quarterly payments paid to shareholders may not be considered as a yield or income on investment.

Taxation of the Cash Fund
The Cash Fund, during its last fiscal year, qualified and intends to continue to qualify under subchapter M of the Internal Revenue Code; if so qualified it will not be liable for Federal income taxes on amounts distributed by the Cash Fund.

Underwriter
The Cash Fund does not currently offer shares and has no underwriting agreement.
Disclosure of Portfolio Holdings
Under Cash Fund policies, when the Cash Fund resumes operations the Administrator will publicly disclose the complete schedule of the Cash Fund's portfolio holdings, as reported at the end of each calendar quarter, generally by the 15th day after the end of each calendar quarter.  Such information will remain accessible until the next schedule is made publicly available.  You will be able to obtain a copy of the Cash Fund's schedule of portfolio holdings for the most recently completed period by accessing the information on the Cash Fund's website at www.aquilafunds.com.
In addition, the Administrator may share the Cash Fund's non-public portfolio holdings information with pricing services and other service providers to the Cash Fund who require access to such information in order to fulfill their contractual duties to the Cash Fund.  The Administrator may also disclose non-public information regarding the Cash Fund's portfolio holdings to certain mutual fund analysts and rating and tracking entities, such as Morningstar and Lipper Analytical Services, or to other entities that have a legitimate business purpose in receiving such information on a more frequent basis.  Exceptions to the frequency and recipients of the disclosure may be made only with the advance authorization of the Cash Fund's Chief Compliance Officer upon a determination that such disclosure serves a legitimate business purpose and is in the best interests of the Cash Fund and will be reported to the Board of Trustees at the next regularly scheduled board meeting.  All non-public portfolio holdings information is provided pursuant to arrangements or other assurances as to confidentiality.
Whenever portfolio holdings disclosure made pursuant to these procedures involves a possible conflict of interest between the Cash Fund's shareholders and the Cash Fund's Administrator, Distributor or any affiliated person of the Cash Fund, the disclosure may not be made unless a majority of the independent Trustees or a majority of a board committee consisting solely of independent Trustees approves such disclosure.  The Cash Fund and the Administrator shall not enter into any arrangement providing for the disclosure of non-public portfolio holdings information for the receipt of compensation or benefit of any kind.  Any material changes to the policies and procedures for the disclosure of portfolio holdings will be reported to the Board on at least an annual basis.

CAPITAL CASH MANAGEMENT TRUST
PART C: OTHER INFORMATION
ITEM 28 Exhibits:
(a) Amended and Restated Declaration of Trust (i)
(b) By-laws (xi)
(c) See Amended and Restated Declaration of Trust and By-laws filed under Items 28(a) and 28(b)
(d) Not applicable
(e) Not applicable
(f) Not applicable
(g) Custody Agreement (xiii)
(h) (i)  Administration Agreement for Capital Cash Management Trust (ii)
(h) (ii) Assignment and Assumption of Administration Agreement (viii)
(i) Not applicable
(j) Not applicable
(k) Not applicable
(l) Not applicable
(m) (ii) Services Plan for Capital Cash Management Trust (iii)
(n) Not applicable
(o) Reserved
(p) Code of Ethics
(i) The Trust (xii)
(ii) The Administrator (xii)
(i)    Filed as an exhibit to Registrant's Post-Effective Amendment number 38 filed October 29, 1997 and incorporated herein by reference.
(ii)	Filed as an exhibit to Registrant's Post-Effective Amendment number 39 filed October 28, 1998 and incorporated herein by reference.
(iii)	Filed as an exhibit to Registrant's Post-Effective Amendment number 41 filed October 28, 1999 and incorporated herein by reference.
(iv)	Filed as an exhibit to Registrant's Post-Effective Amendment number 42 filed October 20, 2000 and incorporated herein by reference.
(v)	Filed as an exhibit to Registrant's Post-Effective Amendment number 43 filed October 26, 2001 and incorporated herein by reference.

(vi)	Filed as an exhibit to Registrant's Post-Effective Amendment number 44 filed October 25, 2002 and incorporated herein by reference.
(vii)	Filed as an exhibit to Registrant's Post-Effective Amendment number 45 filed October 30, 2003 and incorporated herein by reference.
(viii) Filed as an exhibit to Registrant's filing under the Investment Company Act of 1940 filed October 29, 2004 and incorporated herein by reference.
(ix)	Filed as an exhibit to Registrant's filing under the Investment Company Act of 1940 filed April 25, 2005 and incorporated herein by reference.
(x)	Filed as an exhibit to Registrant's filing under the Investment Company Act of 1940 filed April 28, 2006 and incorporated herein by reference.
(xi)	Filed as an exhibit to Registrant's filing under the Investment Company Act of 1940 filed April 30, 2007 and incorporated herein by reference.
(xii)	Filed as an exhibit to Registrant's filing under the Investment Company Act of 1940 filed April 28, 2011 and incorporated herein by reference.
(xiii)	Filed as an exhibit to Registrant's filing under the Investment Company Act of 1940 filed April 29, 2016 and incorporated herein by reference.
ITEM 29. Persons Controlled By or Under Common Control With Registrant
None
ITEM 30. Indemnification
Subdivision (c) of Section 12 of Article SEVENTH of Registrant's Supplemental Declaration of Trust, filed as Exhibit 1 to Registrant's Post-Effective Amendment No. 32 dated August 31, 1992 to its Form N-1A, is incorporated herein by reference.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers, and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Trustee, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such Trustee, officer, or controlling  person in connection with the securities being registered, Registrant  will, unless in the opinion of its counsel the matter has been settled  by controlling precedent, submit to a court of appropriate   jurisdiction the question of whether such indemnification by it is  against public policy as expressed in the Act and will be governed by  the final adjudication of such issue.
ITEM 31. Business & Other Connections of Investment Adviser
The business and other connections of Aquila Investment Management LLC, the Cash Fund's Investment Adviser and Administrator is set forth in the prospectus (Part A).  For information as to the business, profession, vocation, or employment of a substantial nature of its Directors and officers, reference is made to the Form ADV filed by it under the Investment Advisers Act of 1940.
ITEM 32. Principal Underwriters

None
ITEM 33. Location of Accounts and Records
All such accounts, books, and other documents are maintained by the Administrator and the custodian, whose addresses are:
Administrator:
Aquila Investment Management LLC
120 West 45th Street, Suite 3600
New York, NY  10036
Custodian:
The Bank of New York Mellon
225 Liberty Street
New York, New York 10286
ITEM 34. Management Services
Not applicable.
ITEM 35. Undertakings
(a) The Trust will not resume operations without first filing an appropriate amendment to its registration under the Securities Act of 1933 and the Investment Company Act of 1940, which amendment shall become effective.

SIGNATURE
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 30th day of April, 2018.

CAPITAL CASH MANAGEMENT TRUST
(Registrant)

By /s/ Diana P. Herrmann
Diana P. Herrmann
President